Exhibit 99.1

RLI REPORTS FIRST QUARTER 2019 RESULTS

PEORIA, ILLINOIS, April 17, 2019 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported first quarter 2019 net earnings of $65.5 million ($1.46 per share), compared to net earnings of $12.2 million ($0.27 per share) for the first quarter of 2018.  Operating earnings(1) for the first quarter of 2019 were $31.8 million ($0.71 per share) compared to $26.7 million ($0.60 per share) for the same period in 2018.

	First Quarter
Earnings Per Diluted Share	2019	2018
Net earnings	$1.46	$0.27
Operating earnings (1)	$0.71	$0.60

(1)See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $22.4 million, resulting in a combined ratio(1) of 89.0.
•	6% increase in gross premiums written and 16% increase in investment income.
•	Favorable development in prior years’ loss reserves resulting in a $16.6 million net increase in underwriting income.
•	Book value per share of $20.08, an increase of 12% from year-end 2018, inclusive of dividends.

“RLI started the year strong with an 89 combined ratio and continued organic growth,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Each segment reported solid margins, which is a testament to our underwriting discipline in a very competitive environment. Gross premium was up 6% in the quarter, driven by our property and casualty segments. We also benefitted from investment markets rebounding in the quarter and continued investment income growth. We will work to continue the positive momentum by delivering outstanding value to our customers and successfully executing our strategic plan.”

Underwriting Income

RLI achieved $22.4 million of underwriting income in the first quarter of 2019 on an 89.0 combined ratio, compared to $17.5 million on a 90.8 combined ratio in 2018. Results for both years include favorable development in prior years’ loss reserves which totaled $16.6 million and $12.5 million for 2019 and 2018, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2019	2018		2019	2018
Casualty	$5.3	$1.6	Casualty	96.1	98.8
Property	8.3	5.9	Property	78.7	83.3
Surety	8.8	10.0	Surety	69.5	65.4
Total	$22.4	$17.5	Total	89.0	90.8

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

RLI’s net investment income for the quarter increased 16.4% to $16.6 million, compared to the same period in 2018. The investment portfolio’s total return was 4.5% for the quarter.

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Comprehensive earnings were $94.8 million for the quarter ($2.11 per share) compared to -$14.2 million (-$0.32 per share) for the same quarter in 2018. In addition to net earnings, comprehensive earnings included after-tax unrealized gains/losses from the fixed income portfolio.

Equity in earnings of unconsolidated investees was $5.3 million for the quarter compared to $5.2 million from the same period last year. These results are related to Maui Jim, Inc. ($3.6 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($1.7 million), a specialty insurance company. For the first quarter of 2018, equity in earnings of unconsolidated investees from Maui Jim and Prime was $4.2 million and $1.0 million, respectively.

Dividends Paid in the First Quarter of 2019

On March  20, 2019,  the company paid a regular quarterly dividend of $0.22 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $601 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the company’s results. Management believes that these non-GAAP measures better explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2019 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, April 18, 2019, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/m6/p/t6kigee8.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2018.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 43 consecutive years and delivered underwriting profits for 23 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2019	2018
		1st Qtr	1st Qtr
Operating Earnings Per Share(1)		$0.71	$0.60

Specific items included in operating earnings per share:(2) (3)
•	Favorable development in casualty prior years' reserves	$0.21	$0.12
•	Favorable development in property prior years' reserves	$0.02	$0.01
•	Favorable development in surety prior years' reserves	$0.06	$0.09
•	Catastrophe impact
	▪ 2019 storms	$(0.01)	$-
	▪ 2018 and prior events	$-	$(0.03)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2019 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
SUMMARIZED INCOME STATEMENT DATA:	2019	2018	% Change
Net premiums earned	$204,689	$190,027	7.7%
Net investment income	16,565	14,232	16.4%
Net realized gains	9,068	8,404	7.9%
Net unrealized gains (losses) on equity securities	33,498	(26,772)	-
Consolidated revenue	$263,820	$185,891	41.9%

Loss and settlement expenses	$94,297	$92,421	2.0%
Policy acquisition costs	71,292	66,734	6.8%
Insurance operating expenses	16,667	13,385	24.5%
Interest expense on debt	1,861	1,856	0.3%
General corporate expenses	3,276	2,283	43.5%
Total expenses	$187,393	$176,679	6.1%

Equity in earnings of unconsolidated investees	5,314	5,166	2.9%
Earnings before income taxes	$81,741	$14,378	-
Income tax expense	16,268	2,162	-
Net earnings	$65,473	$12,216	-

Other comprehensive earnings (loss), net of tax	29,301	(26,398)	-
Comprehensive earnings (loss)	$94,774	$(14,182)	-

Operating earnings(1):

Net earnings	$65,473	$12,216	-
Less:
Realized gains	(9,068)	(8,404)	7.9%
Income tax on realized gains	1,904	1,765	7.9%
Unrealized (gains) losses on equity securities	(33,498)	26,772	-
Income tax on unrealized gains (losses) on equity securities	7,035	(5,622)	-
Operating earnings	$31,846	$26,727	19.2%

Return on Equity:
Net earnings (trailing four quarters)	13.8%	11.4%
Comprehensive earnings (trailing four quarters)	16.3%	11.0%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	44,887	44,650

Net earnings per share	$1.46	$0.27	-
Less:
Realized gains	(0.20)	(0.19)	5.3%
Income tax on realized gains	0.04	0.04	0.0%
Unrealized (gains) losses on equity securities	(0.75)	0.60	-
Income tax on unrealized gains (losses) on equity securities	0.16	(0.12)	-
EPS from operations(1)	$0.71	$0.60	18.4%

Comprehensive earnings (loss) per share	$2.11	$(0.32)	-

Cash dividends per share - ordinary	$0.22	$0.21	4.8%

Net Cash Flow provided by Operations	$30,787	$15,393	100.0%

(1)	See discussion above: Non-GAAP and Performance Measures.

RLI CORP

2019 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2019	2018	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,793,343	$1,760,515	1.9%
(amortized cost - $1,772,097 at 3/31/19)
(amortized cost - $1,776,465 at 12/31/18)
Equity securities	388,281	340,483	14.0%
(cost - $234,428 at 3/31/19)
(cost - $220,373 at 12/31/18)
Other invested assets	54,262	51,542	5.3%
Cash and cash equivalents	69,268	41,690	66.2%
Total investments and cash	$2,305,154	$2,194,230	5.1%

Premiums and reinsurance balances receivable	139,487	152,576	(8.6)%
Ceded unearned premiums	71,011	71,174	(0.2)%
Reinsurance balances recoverable on unpaid losses	364,374	364,999	(0.2)%
Deferred policy acquisition costs	82,893	84,934	(2.4)%
Property and equipment	54,121	54,692	(1.0)%
Investment in unconsolidated investees	100,174	94,967	5.5%
Goodwill and intangibles	54,432	54,534	(0.2)%
Other assets	65,229	32,959	97.9%
Total assets	$3,236,875	$3,105,065	4.2%

Unpaid losses and settlement expenses	$1,479,344	$1,461,348	1.2%
Unearned premiums	482,325	496,505	(2.9)%
Reinsurance balances payable	14,286	22,591	(36.8)%
Funds held	74,043	72,309	2.4%
Income taxes - deferred	39,672	24,238	63.7%
Bonds payable, long-term debt	149,162	149,115	0.0%
Accrued expenses	28,896	45,124	(36.0)%
Other liabilities	74,442	26,993	175.8%
Total liabilities	$2,342,170	$2,298,223	1.9%
Shareholders' equity	894,705	806,842	10.9%
Total liabilities & shareholders' equity	$3,236,875	$3,105,065	4.2%

OTHER DATA:

Common shares outstanding (in 000's)	44,554	44,504

Book value per share	$20.08	$18.13	10.8%
Closing stock price per share	$71.75	$68.99	4.0%
Cash dividends per share - ordinary (annualized)	$0.88	$0.87	1.1%
Cash dividends per share - special	$-	$1.00	(100.0)%

Statutory surplus	$910,184	$829,775	9.7%

RLI CORP

2019 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2019

Gross premiums written	$152,107		$49,021		$29,784		$230,912
Net premiums written	124,902		37,322		28,447		190,671
Net premiums earned	136,900		38,746		29,043		204,689
Net loss & settlement expenses	80,454	58.8%	12,933	33.4%	910	3.1%	94,297	46.0%
Net operating expenses	51,103	37.3%	17,567	45.3%	19,289	66.4%	87,959	43.0%
Underwriting income (1)	$5,343	96.1%	$8,246	78.7%	$8,844	69.5%	$22,433	89.0%

2018

Gross premiums written	$140,455		$45,907		$30,502		$216,864
Net premiums written	118,316		35,890		29,240		183,446
Net premiums earned	125,850		35,182		28,995		190,027
Net loss & settlement expenses	78,969	62.8%	13,100	37.2%	352	1.2%	92,421	48.6%
Net operating expenses	45,320	36.0%	16,200	46.1%	18,599	64.2%	80,119	42.2%
Underwriting income (1)	$1,561	98.8%	$5,882	83.3%	$10,044	65.4%	$17,487	90.8%

(1)	See discussion above: Non-GAAP and Performance Measures.